Exhibit 10.2

January 9, 2015

Agile Therapeutics, Inc.

101 Poor Farm Road

Princeton, NJ 08540

Dear Al,

This is to confirm the engagement of William Blair & Company, L.L.C. (“Blair”) by Agile Therapeutics, Inc. (the “Company”) to render certain investment banking services in connection with a possible private placement or other sale by the Company (the “Possible Private Placement”) to one or more potential investors of securities of the Company (which could include, without limitation, equity securities of the Company; options, warrants or rights to acquire equity or securities convertible into or exchangeable for equity securities of the Company).

1.                   Services to Be Rendered.  Blair will perform such of the following services in connection with the Possible Private Placement as the Company may reasonably request:

a.                       Blair will familiarize itself to the extent it deems appropriate with the business, operations, financial condition and prospects of the Company;

b.                       Blair will assist the Company in preparing and distributing confidential offering marketing materials for the Company (the “Confidential Marketing Materials”);

c.                        Blair will identify a number of possible investors, which might have an interest in receiving the Confidential Marketing Materials and evaluating participation in the Possible Private Placement;

d.                       Upon authorization from the Company, Blair will contact one or more of such possible investors;

e.                        Blair will assist the Company and its Board of Directors in evaluating proposals received from any such possible investors;

f.                         Blair will participate with the Company and its counsel in negotiations relating to the Possible Private Placement; and

g.                        Blair will participate in meetings of the Board of Directors of the Company (such participation to be in person or by telephone, as appropriate) at which the Possible Private Placement is to be considered and, as appropriate, will report to the Board of Directors with respect thereto.

In connection with Blair’s activities on the Company’s behalf, the Company agrees to cooperate with Blair and will furnish to, or cause to be furnished to, Blair all information and data concerning the Company (the “Information”) which Blair reasonably deems appropriate for purposes of the Confidential Marketing Materials or otherwise and will provide Blair with access to the Company’s officers, directors, employees and advisors.  The Company represents and warrants that all

Information made available to Blair by the Company with respect to a Possible Private Placement or otherwise included or incorporated by reference in the Confidential Marketing Materials will be complete and correct and that any projections, forecasts or other Information provided by the Company to Blair will have been prepared in good faith and will be based upon reasonable assumptions.  The Company agrees to promptly notify Blair if the Company believes that any Information, which was previously provided to Blair, has become materially misleading.  The Company acknowledges and agrees that, in rendering its services hereunder, Blair will be using and relying on the Information (and information available from public sources and other sources deemed reliable by Blair) without independent verification thereof or independent appraisal or evaluation of the Company, or any party to the transaction.  Blair does not assume responsibility for the accuracy or completeness of the Information, the Confidential Marketing Materials or any other information regarding the Company.  If all or any portion of the business of the Company is engaged in through subsidiaries or other affiliates, the references in this paragraph to the Company will, when appropriate, be deemed also to include such subsidiaries or other affiliates.

It is further understood that any advice rendered by Blair during the course of participating in negotiations and meetings of the Board of Directors of the Company, as well as any written materials provided by Blair, are intended solely for the benefit and confidential use of the Board of Directors and will not be reproduced, summarized, described or referred to or given to any other person for any purpose without Blair’s prior written consent.

Prior to the commencement of any Possible Private Placement involving a private securities offering, the Company will take all actions necessary that would cause such offering to qualify for an applicable exemption from registration under the Securities Act of 1933, as amended, and will not take any action that would cause such offering to not be exempt from such registration requirement.  If a Possible Private Placement is consummated, the Company will furnish to Blair copies of the purchase agreements and other documents as Blair may reasonably request. It is understood that Blair will offer the securities on behalf of the Company on a best efforts basis to possible investors and nothing herein constitutes an agreement or commitment, express or implied, by Blair or any of its affiliates to underwrite, purchase or place any securities or otherwise provide any financing to the Company.

2.                   Fees.  In the event that the Possible Private Placement is consummated, the Company will pay or cause to be paid to Blair an aggregate cash fee (the “Success Fee”) equal to US$250,000.00.  In addition, for all gross proceeds raised above US$15mm or for all proceeds raised from investors not listed on Schedule A hereto, the Company will pay or cause to be paid to Blair 7.0% of such Transaction Consideration (as defined below).

For purposes of this letter agreement, the term “Transaction Consideration” will mean the total amount of cash and the fair market value of the other property paid or payable directly or indirectly to the Company or any of its security holders in connection with the Possible Private Placement.

The Success Fee will be payable in full upon the closing of the Possible Private Placement.

3.                   Indemnification.  Blair and the Company have entered into a separate indemnity agreement, dated the date hereof (the “Indemnity Agreement”), providing among other things for the indemnification of Blair by the Company in connection with Losses and Expenses (as defined in the Indemnity Agreement) in connection with Blair’s engagement hereunder.  The terms of the Indemnity Agreement are incorporated by reference into this letter agreement.

4.                   Termination.  Blair’s engagement hereunder may be terminated by either the Company or Blair at any time, with or without cause, upon written notice to the other party; provided, however, that no such termination will affect Blair’s right to the payment of any accrued and unpaid fees pursuant to Section 2 or the indemnification contemplated by Section 3 or the Indemnity Agreement referred to therein.

5.                   Governing Law; Jurisdiction; Waiver of Jury Trial.  This letter agreement and the Indemnity Agreement will be deemed made in Illinois and will be governed by the laws of the State of Illinois.  The Company irrevocably submits to the jurisdiction of any court of the State of Illinois or the United States District Court of the Northern District of the State of Illinois for the purpose of any suit, action or other proceeding arising out of this letter agreement or the Indemnity Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company.  Each of the Company (and, to the extent permitted by law, on behalf of the Company’s equity holders and creditors) and Blair hereby knowingly, voluntarily and irrevocably waives any right it may have to a trial by jury in respect of any claim based upon, arising out of or in connection with the Indemnity agreement, this letter agreement and the transactions contemplated hereby (including, without limitation, any Possible Private Placement).

6.                   No Rights in Equityholders, Creditors.  This letter agreement does not create, and will not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled thereto by virtue of the indemnity Agreement.  The Company acknowledges and agrees that (a) Blair will act as an independent contractor and is being retained solely to assist the Company in its efforts to effect a Possible Private Placement and that, Blair is not being retained to advise the Company on, or to express any opinion as to, the wisdom, desirability or prudence of consummating a Possible Private Placement, (b) Blair is not and will not be construed as a fiduciary of the Company or any affiliate thereof and will have no duties or liabilities to the equityholders or creditors of the Company, any affiliate of the Company or any other person by virtue of this letter agreement and the retention of Blair hereunder, all of which duties and liabilities are hereby expressly waived and (c) nothing contained herein shall be construed to obligate Blair to purchase, as principal, any of the securities offered by the Company in the Possible Private Placement.  Neither equityholders nor creditors of the Company are intended beneficiaries hereunder.  The Company confirms that it will rely on its own counsel, accountants and other similar expert advisors for legal, accounting, tax and other similar advice.

7.                   Blair; Other Activities.  It is understood and agreed that Blair may, from time to time, make a market in, have a long or short position, buy and sell or otherwise affect transactions for customer accounts and for their own accounts in the securities of, or perform investment banking or other services for, the Company and other entities which are or may be the subject of the engagement contemplated by this letter agreement.  This is to confirm that possible investors identified or contacted by Blair could include entities in respect of which Blair may have rendered or may in the future render services.

8.                   Other.  This letter agreement may not be modified or amended except in writing executed in counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.

If the foregoing correctly sets forth our agreement, please so indicate by signing below and returning an executed copy to us.  We look forward to working with you.

Very truly yours,

WILLIAM BLAIR & COMPANY, L.L.C.

		By:	/s/Marina Bozilenko
Name: Marina Bozilenko
Title: Partner

Accepted and agreed as of the date first above written

Agile Therapeutics, Inc.

By:	/s/Al Altomari
Name: Alfred Altomari
Title: Chief Executive Officer

Appendix A

Indemnity Agreement relating to the Engagement Letter

Agile Therapeutics, Inc.

101 Poor Farm Road

Princeton, NJ 08540

January 9, 2015

William Blair & Company, L.L.C.

222 West Adams Street

Chicago IL 60606

Ladies and Gentlemen:

In connection with your engagement by Agile Therapeutics, Inc. (the “Company”) pursuant to the letter agreement of even date herewith (the “Engagement Letter”), as the same may be modified or amended from time to time, the Company hereby agrees to indemnify and hold harmless William Blair & Company, L.L.C. (“Blair”) and each of the Other Indemnified Parties (as defined below) to the fullest extent permitted by law, from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, costs, disbursements and liabilities (including amounts paid in settlement) (collectively, “Losses”) and expenses (including, without limitation, all fees and expenses of Blair’s and each of the Other Indemnified Parties’ counsel and all of Blair’s and each of the Other Indemnified Parties’ reasonable travel and other out-of-pocket expenses incurred in connection with the investigation of any pending or threatened claims or the preparation for, the defense of, or the furnishing of testimony or evidence in, any pending or threatened litigation, investigation or proceedings, whether or not Blair or any Other Indemnified Party is a party thereto) (collectively, “Expenses”) based upon, arising out of or in any way relating to the rendering of services by Blair contemplated under the Engagement Letter (including any services rendered prior to the date hereof) or to the Possible Private Placement (as defined therein); provided that the Company will have no obligation to indemnify and hold harmless Blair or any of the Other Indemnified Parties in respect of any Losses or Expenses which are finally judicially determined to have resulted primarily and directly from the gross negligence or bad faith of Blair in performing the services that are the subject of the Engagement Letter.  The Company also agrees that neither Blair nor any Other Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with such engagement, except for any Losses or Expenses which are finally judicially determined to have resulted primarily from Blair’s or any Other Indemnified Party’s gross negligence or bad faith in performing the services that are the subject of the Engagement Letter.  Expenses will be paid when and as incurred upon submission by Blair of statements to the Company.  The “Other Indemnified Parties” will mean and include (i) Blair’s affiliates, (ii) the respective members, principals, partners, directors, officers, agents and employees of and counsel to Blair and its affiliates, (iii) each other person, if any, controlling Blair or any of its affiliates and (iv) the successors, assigns, heirs and personal representatives of any of the foregoing.

If for any reason the foregoing indemnification is unavailable to Blair or any of the Other Indemnified Parties or is insufficient to hold them harmless in respect of any Losses or Expenses, then the Company will contribute to the amount paid or payable by Blair or any of the Other Indemnified Parties as a result of such Losses and Expenses in such proportion as is appropriate to reflect the relative benefits (or anticipated benefits) to the Company and its stockholders on the one hand and Blair and the Other Indemnified Parties on the other hand from the Possible Private Placement, or if such allocation is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its stockholders on the one hand and Blair and the Other Indemnified Parties on the other hand, but also the relative fault of the Company, its directors, officers, employees, agents and advisers (other than Blair) on the one hand and Blair and the Other Indemnified Parties on the other hand, as well as any other relevant equitable considerations.  The relative benefits received (or anticipated to be received) by the Company and its stockholders on the one hand and by Blair and the Other Indemnified Parties on the other hand will be deemed to be in the same proportion as the Transaction Consideration (as defined in the Engagement Letter) bears to the total fees paid to Blair pursuant to the Engagement Letter.  The relative fault of any party or other person will be determined by reference to such party’s or person’s knowledge, access to information and opportunity to prevent or correct any misstatement, omission, misconduct or breach of duty.  In no event will the amount required to be contributed by Blair and the Other Indemnified Parties hereunder exceed the total amount of fees paid to Blair pursuant to the Engagement Letter.  You and we agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

If any litigation, investigation or proceeding is commenced as to which Blair proposes to demand indemnification, Blair will notify the Company with reasonable promptness; provided, however, that any failure by Blair to notify the Company will relieve the Company from its obligations hereunder only to the extent the Company has been prejudiced by such failure or delay. The Company will assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to Blair or such Other Indemnified Party and the payment of the fees and expenses of such counsel. In the event (i) Blair or such Other Indemnified Party reasonably determines that having common counsel would present such counsel with a conflict of interest or that, where Blair and any Other Indemnified Party are defendants or targets, there may be legal defenses available to it or any Other Indemnified Party that are different from or in addition to those available to the Company, or (ii) the Company fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to Blair or such Other Indemnified Party in a timely manner, then Blair or such Other Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding, and the Company will pay the reasonable and customary fees and disbursements of such separate counsel (in addition to local counsel, as needed) for Blair and such Other Indemnified Parties.  Blair will reasonably cooperate with the Company and its counsel (including, to the extent possible and consistent with its own interests, keeping the Company reasonably informed of its defense).  The Company will not be liable for any settlement of any claim against Blair made without the Company’s written consent, which consent will not be unreasonably withheld.

The obligations of the Company hereunder will (i) be in addition to any liability the Company may otherwise have, (ii) survive the completion or termination of Blair’s engagement and (iii) be binding upon any successors and assigns of the Company.

In the event that any litigation, investigation or proceeding relating to the Possible Private Placement is commenced or threatened against the Company, the Company will not settle any such pending or threatened litigation, investigation or proceeding without Blair’s consent (which consent will not be unreasonably withheld) unless such settlement (i) provides an unconditional release of Blair and the Other Indemnified Parties from any and all claims and liabilities (whether or not Blair and the Other Indemnified Parties are identified by name in such settlement) and (ii) contains no statement as to an admission of fault, culpability or failure to act by or on behalf of Blair or the Other Indemnified Parties.

Reference is made to the Engagement Letter for provisions relating to governing law, jurisdiction and waiver of jury trial, which are applicable hereto.

This Indemnity Agreement may not be modified or amended except in writing executed by the parties hereto.  This Indemnity Agreement, and any modification or amendment thereto, may be executed in counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.

Very truly yours,

Agile Therapeutics, Inc.

		By:	/s/ Al Altomari
Name: Alfred Altomari
Title: Chief Executive Officer

Agreed and accepted as of the date above.

WILLIAM BLAIR & COMPANY, L.L.C.

By:	/s/ Marina Bozilenko
Name: Marina Bozilenko
Title: Partner

Schedule A

•                  Aisling Capital LLC

•                  Investor Growth Capital, LLC

•                  ProQuest Investments LP

•                  RA Capital Management